As filed with the Securities and Exchange Commission on July 27, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

___________________

Delaware	20-0640002
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida	33477
(Address of Principal Executive Offices)	(Zip Code)

399 Executive Boulevard, Elmsford, New York	10523
(Mailing Address)	(Zip Code)

___________________

Town Sports International Holdings, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

___________________

Carolyn Spatafora
Chief Financial Officer
Town Sports International Holdings, Inc.
399 Executive Boulevard
Elmsford, New York 10523
(Name and Address of Agent for Service)

(212) 246-6700
(Telephone Number, Including Area Code, of Agent For Service)

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

___________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	800,000	$13.7875	$11,030,000	$1,373.24

(1)	This Registration Statement covers 800,000 shares of the Registrant’s common stock available for issuance under the Town Sports International Holdings, Inc. Employee Stock Purchase Plan (the “Plan”). This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Registrant’s common stock as reported on the NASDAQ Global Market on July 25, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Town Sports International, Inc. Employee Stock Purchase Plan (the “Plan”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Town Sports International, Inc. (the “Company”), are incorporated by reference herein:

(1)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 28, 2018;
(2)	the Company’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on April 27, 2018 and for the quarterly period ended June 30, 2018, filed with the Commission on July 27, 2018;
(3)	the Company’s Current Reports on Form 8-K, filed with the Commission on January 5, 2018, February 22, 2018, March 19, 2018, April 16, 2018, May 10, 2018, and June 20, 2018;
(4)	the description of the Company’s common stock in the Company’s Registration Statement on Form 8-A (File No. 000-52013), as filed on May 22, 2006, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in any report filed for the purpose of amending such description, including the disclosure in the Company’s Current Reports on Form 8-K, filed with the Commission on May 19, 2008 and September 17, 2014.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. The Company is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, or any information furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers and directors in certain circumstances. In accordance with and to the extent permitted by the DGCL, Article VII of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) limits the personal liability of the directors of the Company for breaches of fiduciary duty. In accordance with and to the extent permitted by the DGCL, Article VIII of the Certificate of Incorporation and Article VIII of the Company’s Third Amended and Restated By-Laws (the “By-Laws”) permits the Company to indemnify its directors and officers.

The Company has entered into agreements with its directors and certain officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. The Company maintains liability insurance for the benefit of its officers and directors.

The above discussion of the DGCL and of the Certificate of Incorporation, By-Laws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statute, Certificate of Incorporation, By-Laws and indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).
3.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the Commission on September 17, 2014).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-1/A, filed with the Commission on May 22, 2006).
4.2	Town Sports International Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2018).
5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the Company.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Olshan Frome Wolosky LLP, counsel to the Company (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page).*

* Filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of July, 2018.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Carolyn Spatafora
	Name:	Carolyn Spatafora
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carolyn Spatafora as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Patrick Walsh	Chairman and Chief Executive Officer	July 27, 2018
Patrick Walsh	(Principal Executive Officer)

/s/ Carolyn Spatafora	Chief Financial Officer	July 27, 2018
Carolyn Spatafora	(Principal Financial and Accounting Officer)

/s/ Martin J. Annese	Director	July 27, 2018
Martin J. Annese

/s/ Marcus B. Dunlop	Director	July 27, 2018
Marcus B. Dunlop

/s/ Jason M. Fish	Director	July 27, 2018
Jason M. Fish

/s/ Thomas J. Galligan III	Director	July 27, 2018
Thomas J. Galligan III

/s/ Mandy Lam	Director	July 27, 2018
Mandy Lam

/s/ L. Spencer Wells	Director	July 27, 2018
L. Spencer Wells

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006).
3.2	Third Amended and Restated By-Laws of Town Sports International Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the Commission on September 17, 2014).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-1/A, filed with the Commission on May 22, 2006).
4.2	Town Sports International Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 27, 2018).
5.1	Opinion of Olshan Frome Wolosky LLP, counsel to the Company.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Olshan Frome Wolosky LLP, counsel to the Company (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page).*

* Filed herewith.